EXHIBIT 99.1

                                REVOCABLE PROXY

    (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANKFIRST CORPORATION)

      The undersigned hereby appoints Fred R. Lawson and Charles Earl Ogle, Jr. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of BankFirst Corporation ("BFC") standing in my name on the books and records of BFC on the 15th day of May, 1998, which the undersigned is entitled to cast at the Special Meeting of Stockholders to be held on the fifteenth floor of the main office of BankFirst at 625 Market Street, Knoxville, Tennessee 37902 on June 26, 1998, at 10:00 a.m., Eastern Daylight Savings Time, and at any and all adjournments as follows:

                                                FOR       AGAINST      ABSTAIN
                                              -------    ---------    ---------

1.    Approval of the Agreement and Plan
      of Merger  dated as of March  ___,
      1998  (the   "Merger   Agreement")
      among which  provides  for,  among
      other things,  the merger of First
      Federal  Bancshares,   Inc.  ("the
      Merger")  with and into BFC,  with
      BFC    to   be    the    surviving
      corporation  in  the  Merger.  The
      Board of  Directors  recommends  a
      vote FOR the Merger Agreement.

                                              -------    ---------    ---------

2.    Election  of three (3)  additional
      Directors.  The Board of Directors
      recommends a vote FOR the election
      of the nominees.

       |_| For all nominees listed below:

               L.A. Walker, Jr.
              W.D. Sullins, Jr.
            C. Scott Mayfield, Jr.

|_|  Withhold Authority to vote for all nominees.

Instruction: To withhold authority to vote for any
             individual nominee, write such nominee's name in the space provided below.

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3.    Approval  of an  amendment  to the
      BFC Charter Authorizing a four for
      one on stock split of BFC Common.

                                              -------    ---------    ---------

4.    At their discretion, on such other
      business  as  may  property   come
      before the Special  Meeting or any
      adjournments   or    postponements
      thereof.

                                              -------    ---------    ---------

NOTE: The Board of Directors is not aware of any other matter that may come before the meeting.

                                              -------    ---------    ---------

THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED IF NO CHOICE IS MADE HEREON.

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      Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of BFC at the Special Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt of a Notice of Special Meeting called for the 26th day of June, 1998, and a Joint Proxy Statement/Prospectus dated June ____, 1998, prior to the execution of this Proxy.

                                      -----------------------------------------
                                      Date

                                      -----------------------------------------
                                      Signature of Stockholder

                                      -----------------------------------------
                                      Signature of Stockholder

                                      (Please  sign exactly as your printed name
                                      appears hereon.  When signing as attorney,
                                      executor,   administrator,    trustee   or
                                      guardian,  please give your full title. If
                                      shares  are  held  jointly,   each  holder
                                      should sign.)